                                                                     EXHIBIT 2.4


                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement"), is made as of March 19, 2002 (the "Effective Date") by and between Advanced Aerodynamics & Structure, Inc., a Delaware corporation ("Buyer"), and Mooney Aircraft Corporation, a New Jersey corporation ("Seller").

                                    RECITALS:

         A. Seller and Buyer entered into an Asset Purchase Agreement, dated March 18, 2002 (the "Original Agreement'), under which Seller agreed to sell certain "Assets" (as defined in the Original Agreement).

         B. The Order was filed on March 18, 2002. In the Order, the Bankruptcy Court authorized the sale of the Assets free and clear of all liens and encumbrances (except as specifically provided in the Sale Order).

         C. On March 19, 2002, it came to Buyer's attention that a mistake was made in the list of Assumed Leases on Exhibit A to the Original Agreement; the
                                      -------
real property lease listed as number "3" on Exhibit A (Commercial Hangar Lease Agreement Among the City of Kerrville, Texas, the County of Kerr, Texas and Mooney Aircraft Corporation, Inc., dated August 27, 1997, by and between the City of Kerrville, Texas and the County of Kerr, Texas (as lessor), and Seller, as lessee, covering what is is referred to as "Tract 19" in the Schedules) was specifically rejected by Seller by the Order Authorizing (1) Rejection of One Lease of Nonresidential Real Property; and (II) Extending the Debtor's Time to Assume or Reject Other Leases of Nonresidential Real Property, which was filed in the Bankruptcy Case on October 3, 2001, and a copy of which is attached hereto as Attachment 1.
          ------------

         D. Seller and Buyer now wish to make a non-substantive amendment to the Original Agreement to fix the mistake on Exhibit A to remove the real property
                                         ---------
lease that was listed as number "3" (the "Rejected Lease"), and the Committee wishes to give its consent to the amendment provided for in this Amendment.

         NOW, THEREFORE, for and in consideration of the foregoing Recitals (which form an integral part of this Agreement), and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto and to each other, Seller and Buyer agree as follows:

                                   AGREEMENT:

         1. Recitals.  The foregoing recitals are true and correct.
            --------

         2. Definitions.  Capitalized terms used in this Amendment that are not
            -----------
specifically defined herein have the meanings given to them in the Original Agreement. Other capitalized terms used in this Amendment that are not specifically defined herein have the meaning given to them in the Bankruptcy Code.

         3. Amendment to Original Agreement.  Exhibit A to the Original
            -------------------------------   ---------
Agreement is hereby replaced in its entirety with the "Exhibit A" that is
                                                       ---------
attached hereto as Attachment 2,
                   ------------

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First Amendment to Asset Purchase Agreement
which is exactly the same as the original Exhibit A, except that the reference to the Rejected Lease has been removed. The parties hereto agree that this is a non-substantive amendment to the Original Agreement that serves to fix a typographical error and that the parties did not intend to (nor could they have) included the Rejected Lease in the list of Assumed Leases under the Original Agreement.

         4. No Other Amendments.  Except as specifically provided in Section 3
            -------------------                                      ---------
above, the Original Agreement remains in full force and effect as originally written.

        18. Miscellaneous.
            -------------

            (a) This Amendment may be executed in one or more counterparts, each of which, when taken together will be deemed to constitute one and the same agreement.

            (b) This Agreement shall be governed by the laws of the State of Texas, without reference to its choice of law provisions, and where applicable, the Bankruptcy Code.

                         [signatures on following page]




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First Amendment to Asset Purchase Agreement                               Page 2

                                 Signature Page

                                       to

                   First Amendment to Asset Purchase Agreement

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

                                       Buyer:
                                       -----
Buyer's Contact Information:           ADVANCED AERODYNAMICS & STRUCTURE, INC.
---------------------------            a Delaware corporation

3205 Lakewood Blvd.
Long Beach Airport, CA  90808
Telephone: (562) 938-8618
Fax: (562) 938-8620                    By: /s/ J. Nelson Happy
                                          --------------------------------------
                                          J. Nelson Happy
                                          Executive Vice President and General
                                          Counsel

                                       Seller:
                                       ------

Seller's Contact Information:          MOONEY AIRCRAFT CORPORATION,
----------------------------           a New Jersey corporation

Louis Schreiner Field
Kerrville, TX  78028
Telephone:  (830) 896-6000
Facsimile:  (830) 896-8180             By: /s/ Greg T. Murray
                                          --------------------------------------
                                          Greg T. Murray, Responsible Person



APPROVED BY THE COMMITTEE on March  ____, 2002:

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:
   -----------------------------------------------
Name:
     ---------------------------------------------
Title:
      --------------------------------------------




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First Amendment to Asset Purchase Agreement

                                  ATTACHMENT 1
                                  ------------

                     Copy of Order Rejecting Rejected Lease

                           [attached behind this page]









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First Amendment to Asset Purchase Agreement

                   IN THE UNITED STATES BANKRUPTCY COURT          FILED
                         WESTERN DISTRICT OF TEXAS             OCT 03 2001
                           SAN ANTONIO DIVISION           U.S. BANKRUPTCY COURT
                                                         BY /s/ illegible DEPUTY

IN RE:
                                                             CASE NO. 01-53433-K
MOONEY AIRCRAFT CORPORATION,

                  DEBTOR.                                    Chapter 11

ORDER AUTHORIZING (I) REJECTION OF ONE LEASE OF
NONRESIDENTIAL REAL PROPERTY, AND (II) EXTENDING
THE DEBTOR'S TIME TO ASSUME OR REJECT OTHER
LEASES OF NONRESIDENTIAL REAL PROPERTY

     Upon the motion (the "Motion") of Mooney Aircraft Corporation, debtor and debtor in possession herein (the "Debtor"), for an order, pursuant to Section 365(a) of Title 11 of the United States Code (the "Bankruptcy Code"): (i) rejecting the Debtor's lease of nonresidential real property with the City of Kerrville, Texas and the County of Kerr, Texas pertaining to a certain parcel of property known as Tract 19 on the Kerrville- Kerr County Airport Leasing Plan (the "Tract 19 Lease"); and (ii) extending the time within which the Debtor must assume or reject the balance of its nonresidential real property leases as identified in Exhibit A to the Motion (the "Remaining Real Property Leases") to and including January 23, 2002; and it appearing that rejection of the Tract 19 Lease is within the Debtor's sound business judgment and is in the best interests of the Debtor, its creditors and estate; and it appearing that cause exists to extend the Debtor's time to assume or reject the remaining Real Property leases; and due notice of the Motion having been given to the office of the United States Trustee, counsel for the Official to the Motion and all parties-in-interest having filed a request for notice pursuant to Bankruptcy Rule 2002; and it appearing that no other or further notice need be given; and after due deliberation, sufficient cause appearing therefore, it is


     NOW, on motion of counsel for the Debtor, it is ORDERED, that the Motion is granted and approved; and it is further ORDERED, that, pursuant to Section 365(a) of the Bankruptcy Code, the Tract
19 Lease is hereby rejected; and it is further
     ORDERED, that the Debtor's time to assume or reject the Remaining Real Property Leases is hereby extended to the confirmation hearing date; and it is further
     ORDERED, that nothing in this Order shall prevent the Debtor from seeking further extensions of its time to assume or reject some or all of the Remaining Real Property Leases; and it is further
     ORDERED, that the Debtor is hereby directed to serve notice of entry of this Order upon all Landlords list on Exhibit "A".

Dated: San Antonio, Texas
Oct. 3, 2001

                                        /s/ Ronald B. King
                                        ------------------------------------
                                        UNITED STATES BANKRUPTCY JUDGE

                                  ATTACHMENT 2
                                  ------------

                         Amended and Restated Exhibit A
                                       to
                            Asset Purchase Agreement

                             List of Assumed Leases
                             ----------------------

         1. Lease, dated January 10, 1963, between the City of Kerrville and the County of Kerr, as lessor, and Mooney Aircraft, Inc., as lessee, as recorded in Volume L, Page 598 of the Kerr County Commissioner's Court Minutes, and in Volume 139, Page 218 of the Kerr County Deed Records, as amended by: (1) a
Lease Amendment, dated December 13, 1966, between the City of Kerrville and the County of Kerr, as lessor, and Mooney Aircraft, Inc., as lessee, recorded in Volume M, Page 416 of the Kerr County Commissioner's Court Minutes, and in Volume 139, Page 214 of the Kerr County Deed Records; (2) an Assignment of Leaseholds, dated March 25, 1969, assigning the interest of Mooney Aircraft, Inc., as lessee to Mooney Aircraft Corporation, executed by Lukin Gilliland, Esq. on, as Receiver and Trustee in Bankruptcy of Mooney Aircraft, Inc. and Mooney Corporation, recorded in Volume 137, Page 437 of the Deed Records of Kerr County, Texas; (3) an Amendment of Lease Agreement, dated September 29, 1970, by Aerostar Aircraft Corporation of Texas (f/k/a Mooney Corporation), as lessee, and the City of Kerrville and the County of Kerr acting by and through the Kerrville-Kerr County Joint Airport Board, as lessor, recorded in Volume 167, Page 127 of the Kerr County Deed Records; (4) Amendment of Lease, dated August 27, 1973, by and between BAACT Corp. (f/k/a Aerostar Aircraft Corporation of Texas), as lessee and the City of Kerrville and the County of Kerr acting by and through the Kerrville-Kerr County Joint Airport Board, as lessor; (5) Assignment of Lease, dated October 4, 1973, assigning the interest BAACT Corp. (f/k/a Aerostar Aircraft Corporation of Texas), to Seller; (6) Amendment to Lease, dated November 27, 1984, by and between Seller, as lessee, and the City of Kerrville and the County of Kerr acting by and through the Kerrville-Kerr County Joint Airport Board, as lessor; and (7) Landlord Estoppel and Access Agreement, dated ____, 1995, by and between the City of Kerrville, the County of Kerr, the Kerrville-Kerr County Joint Airport Board (collectively as the lessor) and Congress Financial Corporation, as lender, recorded in Volume 808, Page 736 of the Kerr County Deed Records. This Lease covers what is referred to as "Tracts 1, 2 and 3" in the Debtor's schedules in the Bankruptcy Proceeding (the "Schedules").

         2. City-County Mooney Airport Lease -- 1982, dated April 29, 1982, by and between the City of Kerrville and Kerr County, as lessor, and Seller, as lessee, recorded in Volume 260, Page 577 of the Kerr County Deed Records, as amended by an Amendment to Lease, dated November 27, 1984, by and between the City of Kerrville and Kerr County, as lessor, and Seller, as lessee. This Lease covers what is referred to as "Tract 4" in the Schedules.

         3. Lease, dated January 23, 1963, by and between the Kerr County Industrial and Development Foundation, Inc., as lessor and Mooney Aircraft, Inc., as lessee, as affirmed by written estoppel of lessor dated November 30, 1984, providing that Seller was then the current lessee under the lease. This Lease covers what is referred to as "Tract 5" on the Schedules.

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First Amendment to Asset Purchase Agreement